Exhibit 21.1

                        MOTORS AND GEARS HOLDINGS, INC.
                                 SUBSIDIARIES

Subsidiaries                                                  Jurisdiction of
------------                                                  Incorporation
                                                              -----------------

Kinetek, Inc. (1)                                              Delaware
ArborLake Centre, Suite 550
1751 Lake Cook Road
Deerfield, IL 60015

Kinetek Industries, Inc. (2)                                   Delaware
ArborLake Centre, Suite 550
1751 Lake Cook Road
Deerfield, IL 60015

Merkle-Korff Industries, Inc. (3)                              Illinois
1776 Winthrop Drive
Des Plaines, IL 60015

Merkle-Korff de Mexico S.A. de C.V. (4)                        Mexico
Av. C.F.E. No. 830, Parque Industrial Millennium
Zona Industrial del Potosi
San Luis Potosi, S.L.P.
C.P. 78395

The Imperial Electric Company (3)                              Delaware
1503 Exeter Road
Akron, Ohio 44306

Gear Research, Inc. (5)                                        Delaware
4329 Eastern Avenue, S.E.
Grand Rapids, Michigan 49508

Motion Holdings, Inc. (3)                                      Delaware
ArborLake Centre, Suite 550
1751 Lake Cook Road
Deerfield, IL 60015

Motion Control Engineering, Inc. (6)                           California
11380 White Rock Road
Rancho Cordova, CA 95742

Electrical Design and Control Company (3)                      Delaware
2200 Stephenson Highway
Troy, Michigan 48084

Advanced D.C. Holdings, Inc. (3)                               Delaware
ArborLake Centre, Suite 550
1751 Lake Cook Road
Deerfield, IL 60015

Advanced D.C. Motors, Inc. (7)                                 New York
6268 East Molloy Road
East Syracuse, NY 13057

MW Corporation (8)                                             Georgia
6268 East Molloy Road
East Syracuse, NY 13057

Sermed S.A.R.L. (9)                                            France
Eternoz - 25330 Amancey
France



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Advanced D.C. Motors GmbH (10)                                 Germany

FIR Group Holdings, Inc. (3)                                   Delaware
ArborLake Centre, Suite 550
1751 Lake Cook Road
Deerfield, IL 60015

Motors and Gears Amsterdam B.V. (11)                           The Netherlands
Atrium Building, 7th Floor
Strawinskylaan 31015
1077 ZK Amsterdam

FIR Group Holdings Italia, S.r.l.                              Italy

Construgioni Italiane Motori Elettrici, S.p.A.                 Italy
43040 Viazzano di Varano De'Melegari (Parma) Italia

SelinSistemi, S.p.A.                                           Italy
Via Chiaravagna, 28
16153 Genova-Sestri P

FIR Electromeccanica, S.p.A.                                   Italy
Via Roma n. 19
26041 Casalmaggiore  CR

T.E.A. Technologie Electromeccaniche ed Automazione, S.r.l.    Italy

Beta                                                           Italy

Kinetek Asia Holdings, Inc. (3)                                Delaware



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Footnotes
---------


(1)   A wholly owned subsidiary of Motors and Gears Holdings, Inc.

(2)   A wholly owned subsidiary of Kinetek, Inc.

(3)   A wholly owned subsidiary of Kinetek Industries, Inc.

(4) Merkle-Korff Industries, Inc. owns 99.99% of the capital stock of the corporation and Kinetek, Inc. owns the remaining capital stock of the corporation.

(5)   A wholly owned subsidiary of The Imperial Electric Company

(6)   A wholly owned subsidiary of Motion Holdings, Inc.

(7)   A wholly owned subsidiary of Advanced D.C. Holdings, Inc.

(8)   A wholly owned subsidiary of Advanced D.C. Motors, Inc.

(9)   A 99% owned subsidiary of Advanced D.C. Motors, Inc.

(10)  A 90% owned subsidiary of Advanced D.C. Motors, Inc.

(11)  A wholly owned subsidiary of FIR Group Holdings, Inc.




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